UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2006

NS GROUP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	1-09838	61-0985936
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 West Ninth Street, Newport, Kentucky 41071

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 292-6809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 1, 2006, at a special meeting of the shareholders of NS Group, Inc. ( “NS Group”), NS Group’s shareholders voted to approve the Agreement and Plan of Merger, dated as of September 10, 2006 (the “Merger Agreement”), by and among NS Group, IPSCO Inc. (“IPSCO”) and PI Acquisition Company, a wholly-owned subsidiary of IPSCO (“PI Acquisition”). On the same date, as contemplated by the Merger Agreement, PI Acquisition merged with and into NS Group (the “Merger”) and NS Group became a wholly owned subsidiary of IPSCO.

Under the terms of the Merger Agreement, holders of NS Group common stock will receive $66 in cash for each share of NS Group common stock they own. NS Group shareholders will receive letters of transmittal from the paying agent for them to complete and return with the stock certificates to receive the merger consideration.

In connection with the completion of the Merger, NS Group’s common stock and NS Group’s preferred stock purchase rights will be delisted from trading on the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS GROUP, INC.

December 1, 2006	By:	/s/ Leslie T. Lederer
Leslie T. Lederer
Secretary